                                                               Exhibit 99.22(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 12 to the Registration Statement No. 333-86067 on Form N-1A of Century Capital Management Trust, of our report dated December 21, 2004, appearing in the Annual Report to Shareholders of Century Capital Management Trust for the year ended October 31, 2004.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 25, 2005